Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”), Anheuser-Busch InBev Worldwide Inc., BrandBrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, Inc. (together, the “Registrants”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of U.S$1,250,000,000 principal amount of 7.20% Notes due 15 January 2014, U.S.$2,500,000,000 principal amount of 7.75% Notes due 15 January 2019, U.S.$1,250,000,000 principal amount of 8.20% Notes due 15 January 2039, U.S.$1,550,000,000 principal amount of 5.375% Notes due 15 November 2014, U.S.$1,000,000,000 principal amount of 6.875% Notes due 15 November 2019 and U.S.$450,000,000 principal amount of 8.000% Notes due 15 November 2039, together with the guarantees thereof (collectively, the “Securities”). Such Securities will be registered on one or more registration statements (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Securities under the Securities Act and qualification of the Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: October 11, 2010	By:	/s/ Carlos Brito
Carlos Brito Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Felipe Dutra
Felipe Dutra Chief Financial Officer Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ August A. Busch IV
August A. Busch IV Director Anheuser-Busch InBev SA/NV

Date: October 9, 2010	By:	/s/ Jean-Luc Dehaene
Jean-Luc Dehaene Director Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Stéfan Descheemaeker
Stéfan Descheemaeker Director Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Peter Harf
Peter Harf Director (Chairman of the Board) Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Marcel Hermann Telles
Marcel Hermann Telles Director Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: October 8, 2010	By:	/s/ Jorge Paulo Lemann
Jorge Paulo Lemann Director Anheuser-Busch InBev SA/NV

Date: October 10, 2010	By:	/s/ Arnoud de Pret Roose de Calesberg
Arnoud de Pret Roose de Calesberg Director Anheuser-Busch InBev SA/NV

Date: October 8, 2010	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch Director Anheuser-Busch InBev SA/NV

Date: October 9, 2010	By:	/s/ Kees J. Storm
Kees J. Storm Director Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Roberto Moses Thompson Motta
Roberto Moses Thompson Motta Director Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Alexandre Van Damme
Alexandre Van Damme Director Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Carlos Alberto da Veiga Sicupira
Carlos Alberto da Veiga Sicupira Director Anheuser-Busch InBev SA/NV

Date: October 11, 2010	By:	/s/ Mark Winkelman
Mark Winkelman Director Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]